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Exhibit 21

SUBSIDIARIES OF BEAZER

Subsidiary	State of Incorporation/Formation
Wholly Owned Subsidiaries of Beazer Homes USA, Inc.
Beazer Homes Holdings Corp.	Delaware
Beazer Mortgage Corporation	Delaware
Homebuilders Title Services, Inc.	Delaware
Homebuilders Title Services of Virginia, Inc.	Virginia
Security Title Insurance Company	Vermont
Wholly Owned Subsidiaries of Beazer Homes Holdings Corp.
April Corporation	Colorado
Beazer Allied Companies Holdings, Inc.	Delaware
Beazer General Services, Inc.	Delaware
Beazer Homes Corp.	Tennessee
Beazer Homes Sales, Inc.	Delaware
Beazer Homes Texas Holdings, Inc.	Delaware
Beazer Realty Los Angeles, Inc.	Delaware
Beazer Realty Sacramento, Inc.	Delaware
Beazer SPE, LLC	Georgia
Beazer Title Agency of Arizona, LLC	Arizona
Beazer Title Agency of Nevada, LLC	Arizona
Wholly Owned Subsidiaries of Beazer Homes Corp.
Arden Park, LLC	Florida
Beazer Clarksburg, LLC	Maryland
Beazer Commercial Holdings, LLC	Delaware
Beazer Homes Investments, LLC	Delaware
Beazer Realty Corp.	Georgia
Beazer Realty, Inc.	New Jersey
Beazer/Squires Realty, Inc.	North Carolina
Wholly Owned Subsidiaries of Beazer Homes Investments, LLC
Beazer Homes Indiana Holdings Corp.	Delaware
Beazer Realty Services, LLC	Delaware
Paragon Title, LLC	Indiana

Subsidiary	State of Incorporation/Formation	Ownership
Beazer Homes Indiana, LLP	Indiana	Beazer Homes Investments, LLC—98% Beazer Homes Indiana Holdings Corp.—1% Beazer Homes Corp.—1%
Beazer Homes Texas, LP	Delaware	Beazer Homes Texas Holdings, Inc.—1% Beazer Homes Corp—99%
BH Building Products, LP	Delaware	Beazer Homes Texas, LP—99% BH Procurement Services, LLC—1%
BH Procurement Services, LLC	Delaware	Beazer Homes Texas, LP—100%
Texas Lone Star Title, LP	Texas	Beazer Homes Sales, Inc.—99% Beazer Homes Texas Holdings, Inc.—1%
Trinity Homes, LLC	Indiana	Beazer Homes Investments, LLC—50% Beazer Homes Indiana, LLP—50%
United Home Insurance Corporation	Vermont	Beazer Homes Holdings Corp.—26.50% Beazer Homes Texas Holdings, Inc.—27.28% Beazer Homes Corp.—46.22%

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  Exhibit 21